CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers,” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and “Independent Registered Public Accounting Form” and “Financial Statements” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Touchstone Variable Series Trust and to the incorporation by reference of our report dated February 19, 2019 on the financial statements and financial highlights of Touchstone Focused Fund, Touchstone Common Stock Fund, Touchstone Large Cap Core Equity Fund, Touchstone Active Bond Fund and Touchstone Bond Fund, each a series of Touchstone Variable Series Trust, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2018 in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated April 30, 2019, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated , April 30, 2019, for Touchstone Variable Series Trust relating to Touchstone Focused Fund, Touchstone Common Stock Fund, Touchstone Large Cap Core Equity Fund, Touchstone Active Bond Fund and Touchstone Bond Fund, incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 26, 2019